                                                                     Exhibit 1.2

                             REMARKETING AGREEMENT


     REMARKETING AGREEMENT, dated as of September 6, 1996 (the "Remarketing Agreement"), by and between TCI Communications, Inc. (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

     WHEREAS, the Company will issue $350,000,000 aggregate principal amount of Remarketed Floating Rate Reset Notes due September 15, 2003 (the "Notes"), such Notes to be issued under the Indenture, dated as of December 20, 1995 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"); and

     WHEREAS, the Notes are to be initially offered to the public through Merrill Lynch; and

     WHEREAS, the Company has requested Merrill Lynch to act as Rate Agent (as defined in Section 2(a) hereof) and Remarketing Underwriter (as defined in
Section 2(a) hereof) in connection with the Notes and as such to perform the services described herein; and

     WHEREAS, Merrill Lynch is willing to act as Rate Agent and Remarketing Underwriter in connection with the Notes and as such to perform such duties on the terms and conditions expressly set forth herein.

     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     Section 1.  Definitions.  Capitalized terms used and not defined in this
                 -----------
Agreement shall have the meanings assigned to them in the Notes or, if not therein stated, the Indenture.

     Section 2.  Appointment and Obligations of Merrill Lynch.  (a) The Company
                 --------------------------------------------
hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment,
(i) as the rate agent (the "Rate Agent") of the Company to determine LIBOR and the interest rate of the Notes for any Quarterly Period and (ii) as the exclusive remarketing underwriter (the "Remarketing Underwriter") for the purpose of (x) recommending to the Company the Spread for each Subsequent Spread Period that, in the opinion of the Remarketing Underwriter, will enable the Remarketing Underwriter to remarket, for delivery on the Tender Date, tendered Notes at 100% of the principal amount thereof, (y) if the Company and the Remarketing Underwriter agree on the Spread referred to in (x) above, entering into a remarketing underwriting agreement (the "Remarketing Underwriting Agreement") with the Company, substantially in the form attached hereto as Exhibit A, pursuant to which the Remarketing Underwriter will agree to purchase the Notes tendered by the beneficial owners thereof (the "Beneficial Owners") and remarket such Notes (each such purchase and remarketing being hereinafter referred to as a "Remarketing"), and (z) performing such other duties as are assigned to the Remarketing Underwriter in the Notes and/or the Indenture and/or the applicable Remarketing Underwriting Agreement.

     (b) The Rate Agent hereby agrees to determine LIBOR on each LIBOR Determination Date in accordance with the following provisions and the other relevant provisions of the Notes:

               (i) LIBOR shall be determined on the basis of the offered rates for three-month deposits in U.S. Dollars of not less than U.S. $1,000,000, commencing on the second London Business Day immediately following the applicable LIBOR Determination Date, which appears on the Telerate Page 3750 as of approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date. If no rate appears on the Telerate Page 3750, LIBOR for the applicable LIBOR Determination Date will be determined in accordance with the provisions of paragraph (ii) below.

               (ii) With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date, the Rate Agent shall select four major reference banks in the London interbank market and shall request the principal London offices of each of such banks to provide it with a quotation of the rate at which three-month deposits in U.S. Dollars, commencing on the second London Business Day immediately following the applicable LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for the applicable LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Rate Agent. If fewer than two quotations are provided, the Rate Agent, after consultation with the Company, shall select three major banks in The City of New York and shall request each of such banks to provide it with the rates quoted by such bank as of approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading European banks, having a three-month maturity, commencing on the second London Business Day immediately following the applicable LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, and LIBOR for the applicable LIBOR Determination Date shall be the arithmetic mean of such rates; provided, however, that if the banks selected as aforesaid by the Rate Agent are not quoting as mentioned in this sentence, LIBOR for the applicable LIBOR Determination Date will be the LIBOR determined with respect to the immediately preceding LIBOR Determination Date, or in the case of the first LIBOR Determination Date, LIBOR for the Initial Quarterly Period.

     Section 3.    Fees and Expenses.  The obligations of the Company to pay to
                   -----------------
the Remarketing Underwriter on each Tender Date the fees set forth in the applicable Remarketing Underwriting Agreement shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

     Section 4.    Removal of the Remarketing Underwriter.  With respect to any
                   --------------------------------------
Subsequent Spread Period, the Company may in its absolute discretion remove the Rate Agent and Remarketing Underwriter by giving notice to the Rate Agent and Remarketing Underwriter prior to 3:00 p.m., New York City time, on the Spread Determination Date applicable thereto, such removal to be effective upon the Company's appointment of a successor Rate Agent and Remarketing Underwriter. In such case, the Company will use its best efforts to appoint a successor Rate Agent and Remarketing Underwriter and enter into such a remarketing agreement with such person as soon as reasonably practicable.

     Section 5.    Dealing in the Notes.  Subject to its compliance with
                   --------------------
applicable laws and regulations, Merrill Lynch, when acting as a Rate Agent and Remarketing Underwriter or in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. Merrill Lynch may exercise any vote or join in any action which any beneficial owner of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity hereunder. Merrill Lynch, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     Section 6.    Current Prospectus.  In connection with each Remarketing, if
                   ------------------
and to the extent required by applicable law or regulations or interpretations of the Securities and Exchange Commission in effect at the time of such Remarketing, the Company shall furnish a current prospectus to be used by the Remarketing Underwriter in such Remarketing.

     Section 7.    Conditions to Remarketing Underwriter's Obligations.  The
                   ---------------------------------------------------
obligations of the Remarketing Underwriter to purchase and remarket the Notes shall be subject to the terms and conditions of the applicable Remarketing Underwriting Agreement.

     Section 8.    Termination of Remarketing Agreement.  This Agreement shall
                   ------------------------------------
terminate as to the Rate Agent and Remarketing Underwriter on the effective date of the removal of such Rate Agent and Remarketing Underwriter pursuant to
Section 4 hereof.

     Section 9.    Rate Agent's and Remarketing Underwriter's Performance; Duty
                   ------------------------------------------------------------
of Care.  The duties and obligations of the Rate Agent and Remarketing
- -------
Underwriter hereunder shall be determined solely by the express provisions of this Agreement and the Notes and the Indenture and, in the case of the Remarketing Underwriter, the applicable Remarketing Underwriting Agreement.

     Section 10.    Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

     Section 11.    Term of Agreement.  Unless otherwise terminated in
                    -----------------
accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding.

     Section 12.    Successors and Assigns.  The rights and obligations of the
                    ----------------------
Company hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch. The rights and obligations of Merrill Lynch hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and Merrill Lynch and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any Notes merely because of such purchase.

     Section 13.    Headings.  Section headings have been inserted in this
                    --------
Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

     Section 14.    Severability.  If any provision of this Agreement shall be
                    ------------
held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 15.    Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     Section 16.    Amendments.  This Agreement may be amended by any instrument
                    ----------
in writing signed by each of the parties hereto.

     Section 17.    Notices.  Unless otherwise specified, any notices, requests,
                    -------
consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication or by telephone and confirmed in writing. All written notices shall be deemed to be validly given or made, if delivered by hand, when so delivered, or if mailed, when mailed registered or certified mail, return receipt requested and postage prepaid. All notices by telecommunication (including telephone) shall be deemed to be validly given or made when received. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to TCI Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-300, Attention: Bernard Schotters, Senior Vice President; and if to Merrill Lynch, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, Attention: Debt Syndicate, or to such other address as either of the above shall specify to the other in writing.

     Section 18.    Benefit.  Nothing in this Agreement, express or implied, is
                    --------
intended or shall be construed to confer upon or give any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties.

IN WITNESS WHEREOF, each of the Company and the Remarketing Underwriter has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

          TCI COMMUNICATIONS, INC.


          By /s/ Bernard W. Schotters
             ----------------------------------
                  Name: Bernard W. Schotters
                  Title: Senior Vice President and Treasurer

          MERRILL LYNCH & CO.
          MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED


          By /s/ Gregg Seibert
             -----------------------------------
                  Name: Gregg Seibert
                  Title: Managing Director

                                                                       EXHIBIT A

                       REMARKETING UNDERWRITING AGREEMENT

     Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby agrees to purchase the Notes described below (the "Notes") that have been tendered by the holders thereof for sale on September 15, _____ (the "Tender Date").

     It is acknowledged and agreed that the Notes need not be further registered under the Securities Act of 1933, as amended (the "Act"), and that, in connection with the remarketing of the Notes by the Remarketing Underwriter in accordance with the terms of the Agreement, no prospectus meeting the requirements of Section 10 of the Act need be delivered, or filed pursuant to Rule 424 of the Act.

     It is understood that the Remarketing Underwriter will deliver to purchasers and prospective purchasers, in connection with the remarketing, one or more forms of written communication describing the terms of the Notes (each, a "Remarketing Memorandum"), the form of each of which shall be delivered to the Company (not less than two Business Days prior to its use) and subject to the approval of the Company prior to its use by the Remarketing Underwriter, which approval shall not be unreasonably withheld.

     The Remarketing Underwriter shall offer to purchase Notes and purchase validly tendered Notes on the Tender Date in accordance with all applicable laws and regulations and interpretations of the Securities and Exchange Commission.

     The provisions of Sections 4, 5, 6, 7 and 8 of the attached Underwriting Agreement are incorporated in their entirety into this Agreement and made applicable to the obligations of the Remarketing Underwriter to the extent applicable to any remarketing of the Notes, except as explicitly amended hereby. All references therein to "you" or to the "Underwriter" shall be deemed to refer to the Remarketing Underwriter, all references to "Offered Debt Securities" shall be deemed to refer to the Notes, all references to the "Closing Date" shall be deemed to refer to the Tender Date. To the extent such provisions refer to the "Prospectus" or the "Registration Statement," such references shall be deemed to refer to any Remarketing Memorandum or registration statement, if any, that the Company is required to prepare or file pursuant to applicable law, regulations or interpretations of the Securities and Exchange Commission in effect at the time of such remarketing of the Notes. For purposes of the fourth paragraph of Article 6 of the attached Underwriting Agreement, amounts paid by the Remarketing Underwriter shall be deemed the "total net proceeds from the offering of the Offered Debt Securities received by the Company".

     All capitalized terms not otherwise defined in this Agreement have the meanings assigned thereto in the Notes, the form of which is attached hereto.

Remarketing Underwriter and address:    Merrill Lynch & Co.
                                        Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated
                                        Merrill Lynch World Headquarters
                                        World Financial Center
                                        North Tower
                                        New York, New York  10281-1305

Title of Notes:                         Remarketed Floating Rate Reset Notes
                                        Due September 15, 2003

Principal Amount of Notes to be         The aggregate principal amount of all
 purchased:                             Notes tendered for resale on the
                                        Tender Date.

Title of Indenture:                     Indenture, dated as of December 20,
                                        1995, between TCI Communications,
                                        Inc. (the "Company") and The Bank of
                                        New York, as trustee.

Note Trustee:                           The Bank of New York

Current Ratings:                        --------------------------

Certain Terms of the Notes:

     Maturity:                          September 15, 2003

     Spread Determination Date:         _____ __, ____
     Tender Notice Date:                _____ __, ____
     Interest Reset Dates:              _____ __, ____

     Tender Date:                       _____ __, ____

     New Interest Rate:                 As determined by application of the
                                        provisions set forth in the attached
                                        form of the Notes on the LIBOR
                                        Determination Date.

     Spread:                            [Plus/Minus] ______ basis points.

     Interest Payment Dates:            December 15, March 15, June 15 and
                                        September 15

     Subsequent Spread Period:          September 15, ____ to September 15,
                                        ____

     Redemption Provisions:             Redeemable as set forth in the
                                        attached Prospectus Supplement dated
                                        September 6, 1996;  [describe
                                        additional redemption provisions, if
                                        any]

Beneficial Owner Tender Provisions:     As set forth in the attached
                                        Prospectus Supplement dated September
                                        6, 1996.  In the event that the
                                        Remarketing Underwriter fails to
                                        purchase all Notes validly tendered
                                        for purchase on the Tender Date, then
                                        the Remarketing Underwriter shall
                                        promptly notify the Company and the
                                        Trustee of such failure.

Shorter Subsequent Spread Period:       In the event that (A) the Remarketing
                                        Underwriter fails to purchase all
                                        Notes validly tendered for purchase
                                        on the Tender Date for any reason,
                                        and (B) the Company has not given
                                        notice of redemption of all of the
                                        Notes then outstanding in accordance
                                        with the provisions described in the
                                        attached form of the Notes, then the
                                        Subsequent Spread Period shall be a
                                        period of one year, which Subsequent
                                        Spread Period shall be deemed to have
                                        commenced upon the Commencement Date
                                        that coincides with the Tender Date.

Indemnity for Excess Interest and       In the event that (A) the Remarketing
Redemption Expenses:                    Underwriter fails to purchase all
                                        Notes tendered for purchase on the
                                        Tender Date for any reason (other
                                        than failure of any of the conditions
                                        to the obligations of the Remarketing
                                        Underwriter contained in Section 7 of
                                        the Underwriting Agreement and
                                        incorporated herein by reference or
                                        termination of the Underwriting
                                        Agreement by the Remarketing
                                        Underwriter pursuant to Section 8 of
                                        the Underwriting Agreement and
                                        incorporated herein by reference or
                                        by the Company without cause), such
                                        failure to purchase hereinafter
                                        referred to as a "Failure", and (B)
                                        the Company has not given notice of
                                        redemption of all of the Notes then
                                        outstanding in accordance with the
                                        provisions described in
                                        the attached Prospectus Supplement
                                        dated September 6, 1996, then the
                                        Subsequent Spread Period shall have a
                                        term of one year and the Remarketing
                                        Underwriter shall pay to the Company
                                        on each Interest Payment Date during
                                        such Subsequent Spread Period an
                                        amount equal to the excess of (a) the
                                        aggregate interest payable by the
                                        Company on the Notes on such Interest
                                        Payment Date over (b) the aggregate
                                        interest that would have been payable
                                        by the Company on the Notes had the
                                        Failure not occurred.

                                        In the event that (A) a Failure
                                        occurs and (B) the Company thereafter
                                        redeems all of the Notes then
                                        outstanding (through notice given on
                                        the first or second Business Day
                                        following the Tender Date) through a
                                        refinancing involving the issuance of
                                        new debt securities (the "New Debt"),
                                        then the Remarketing Underwriter
                                        shall pay to the Company (X) on the
                                        next Business Day following such
                                        redemption, an amount equal to the
                                        fees and expenses incurred by the
                                        Company as a result of such
                                        refinancing and an amount equal to
                                        interest accrued on the Notes from
                                        the Commencement Date coinciding with
                                        the Tender Date to the date of such
                                        redemption, and (Y) subject to the
                                        following paragraph, on each interest
                                        payment date in respect of such New
                                        Debt an amount equal to the excess of
                                        (a) the lesser of (i) the aggregate
                                        interest payable on the New Debt on
                                        such interest payment date calculated
                                        at the actual interest rate borne by
                                        the New Debt and (ii) the aggregate
                                        interest that would be payable on the
                                        New Debt on such interest payment
                                        date if such New Debt bore interest
                                        at a rate per annum equal to the
                                        applicable LIBOR plus the Alternate
                                        Spread for the Subsequent Spread
                                        Period selected by the Company on the
                                        Spread Determination Date, over (b)
                                        the aggregate interest that would
                                        have been payable by the Company on
                                        the Notes for a period equivalent to
                                        the interest period on the New Debt,
                                        assuming the interest rate for
                                        such
                                        period equaled that determined in
                                        accordance with the terms of the
                                        Notes assuming that no Failure had
                                        occurred.

                                        The obligation of the Remarketing
                                        Underwriter to pay such indemnity in
                                        either case shall cease upon the
                                        earlier to occur of:  (a) the first
                                        anniversary of the Tender Date and
                                        (b) the subsequent redemption of all
                                        Notes outstanding or New Debt
                                        outstanding, as the case may be,
                                        through any refinancing of the
                                        principal amount of all such Notes or
                                        New Debt then outstanding that
                                        results in an actual effective
                                        interest rate on such principal
                                        amount that is less than the rate
                                        that would have been in effect on the
                                        Notes but for the Failure; provided,
                                        however, that such cessation of the
                                        obligation of the Remarketing
                                        Underwriter to pay such indemnity
                                        shall have no effect on the
                                        obligation of the Remarketing
                                        Underwriter to so indemnify the
                                        Company for such amounts owed by the
                                        Remarketing Underwriter to the
                                        Company prior to such cessation.

Legal Opinion:                          The opinion required to be delivered
                                        pursuant to Section 7(b)(D)(iii) of
                                        the attached Underwriting Agreement
                                        shall be modified to read as follows
                                        "(iii) the Notes have been duly
                                        authorized; a single global Note
                                        registered in the name of CEDE & Co.,
                                        a nominee of The Depository Trust
                                        Company ("DTC"), has been duly
                                        authenticated in accordance with the
                                        provisions of the Indenture, paid for
                                        and delivered to DTC, and constitutes
                                        a valid and binding obligation of the
                                        Company; and the Underwriter will
                                        acquire the rights of a bona fide
                                        purchaser (as such terms are defined
                                        in the Uniform Commercial Code as in
                                        effect in the State of New York (the
                                        "UCC")) in any portion of the Notes
                                        transferred to the Underwriter by a
                                        prior owner thereof as recorded on
                                        the books of DTC, provided that (i)
                                        the portion of the Notes transferred
                                        is an authorized denomination of the
                                        Notes, (ii) the transfer is recorded
                                        on the books of DTC by a
                                        debit to the transferor's account
                                        with DTC and a credit to the
                                        Underwriter's account with DTC, (iii)
                                        the Underwriter makes payment to such
                                        transferor of value for such transfer
                                        and (iv) the Underwriter purchases
                                        such interest in good faith and
                                        without notice of any adverse claim,
                                        within the meaning of the UCC.

                                        The opinion required to be delivered
                                        pursuant to Section 7(c) of the
                                        attached Underwriting Agreement may
                                        be delivered by any counsel
                                        designated by the Remarketing
                                        Underwriter and reasonably acceptable
                                        to the Company.

Form of Notes:                          Global certificate registered in the
                                        name of the nominee of the depository
                                        of the Notes, which currently is CEDE
                                        & Co.  and DTC, respectively.  The
                                        beneficial owners of the Notes
                                        ("Beneficial Owners") are not
                                        entitled to receive definitive
                                        certificates representing their
                                        Notes.  A Beneficial Owner's
                                        ownership of a Note currently is
                                        recorded on or through the records of
                                        the brokerage firm or other entity
                                        that is a participant in DTC and that
                                        maintains such Beneficial Owner's
                                        account.

Purchase Price:                         100% of the principal amount of the
                                        Notes.  Payable to DTC for the
                                        Beneficial Owners of Tendered Notes.

Remarketing fee:                        ___% of the principal amount of the
                                        Notes purchased by the Remarketing
                                        Underwriter.

                                        ___% of the principal amount of the
                                        Notes not tendered for purchase on
                                        the Tender Date that will remain
                                        outstanding after the Tender Date.

                                        Beneficial Owners who have an account
                                        at the Remarketing Underwriter and
                                        tender their Notes through such
                                        account will not be required to pay
                                        any fee or commission to the
                                        Remarketing Underwriter.

Closing Date; Tender Date:              Baker & Botts, L.L.P., 599 Lexington
                                        Avenue,  New York, New York
                                        10022-6030, at 10:00 a.m., New York
                                        City time, on the Tender Date.

     The foregoing terms are hereby confirmed and agreed to as of this _____ day of _______________, ___.

                               TCI COMMUNICATIONS, INC.



                               By _________________________________
                                       Title:

                               MERRILL LYNCH & CO.
                               Merrill Lynch, Pierce, Fenner & Smith
                                   Incorporated



                               By ________________________________
                                       Title: